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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 24, 2004
                        (date of earliest event reported)



                                ATS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-18602

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                 MINNESOTA                                   41-1595629
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                             3905 ANNAPOLIS LANE N.
                          MINNEAPOLIS, MINNESOTA 55447
                    (Address of Principal Executive Offices)


                                 (763) 553-7736
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On June 24, 2004, ATS Medical, Inc. (the "Company") entered into stock purchase agreements to sell 3,687,183 shares of its common stock at $3.55 per share in a private placement to institutional investors through its agent, Adams, Harkness & Hill, Inc. Net proceeds of the sale of these shares are expected to approximate $12,406,500 after deducting placement costs and fees and are intended to be used for working capital and general corporate purposes. The Company has agreed to file with the SEC within 15 business days after the closing a registration statement covering resales of these shares. The form of stock purchase agreement is filed as Exhibit 10.1 to this report. Two press releases, both dated June 25, 2004, announcing the transaction are attached as
Exhibit 99.1 and Exhibit 99.2 to this report and are incorporated herein by reference. A third press release, dated June 28, 2004, announcing the closing of the transaction is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following exhibits are being filed with this report:

         10.1 Form of Stock Purchase Agreement between the Company and certain institutional investors.

         99.1 Press Release, dated June 25, 2004, of ATS Medical, Inc.

         99.2 Press Release, dated June 25, 2004, of ATS Medical, Inc.

         99.3 Press Release, dated June 28, 2004, of ATS Medical, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ATS MEDICAL, INC.



                                              By: /s/ John R. Judd
                                                  ------------------------------
                                                  John R. Judd
                                                  Chief Financial Officer


Date: June 28, 2004



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                                  EXHIBIT INDEX


10.1 Form of Stock Purchase Agreement between the Company and certain institutional investors.

99.1     Press Release, dated June 25, 2004, of ATS Medical, Inc.

99.2     Press Release, dated June 25, 2004, of ATS Medical, Inc.

99.3     Press Release, dated June 28, 2004, of ATS Medical, Inc.